Exhibit 10.32

AMENDMENT NO. 1 TO THE
FIRST AMENDED & RESTATED REAL PROPERTY SUBLEASE AGREEMENT
DATED JUNE 1, 2004
BETWEEN
THREE-FIVE SYSTEMS, INC.
AND
BRILLIAN CORPORATION

THIS AMENDMENT NO. 1 TO THE FIRST AMENDED & RESTATED REAL PROPERTY SUBLEASE AGREEMENT (“Amendment”) is entered into as of the 12th day of July, 2004, by and between BRILLIAN CORPORATION, a Delaware corporation whose principle place of business is located at 1600 North Desert Drive, Tempe, AZ, 85281 (hereinafter referred to as “Brillian”) and THREE-FIVE SYSTEMS, INC., a Delaware, U.S.A. corporation, with its principle place of business located at 1600 North Desert Drive, Tempe, Arizona 85281 (hereinafter referred to as “TFS”).

RECITALS

     A. On September 1, 2003, TFS and Brillian entered into a Real Property Sublease Agreement (the “Original Agreement”), whereby TFS leased certain property, and provided certain services to Brillian.

     B. On June 1, 2004, TFS and Brillian amended the Original Agreement and entered into the First Amended and Restated Real Property Sublease Agreement (“Restated Agreement”).

     C. TFS and Brillian now wish to amend the Restated Agreement.

     In consideration of the foregoing recitals and mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

AGREEMENT

1. Section 3(b). Building Services Rent

     The Base Sublease Rent is hereby reduced by $35,000 USD per annum or $2,916.67 per month. This reduction takes into account that the TFS Facilities Manager will no longer be providing any services to Brillian. Prior to this, TFS’ Facility Manager was devoting approximately one-half of his working time to Brillian services. TFS was charging Brillian $35,000 USD per annum or $2,916.67 per month (1/2 the cost of TFS’ Facility Manager’s salary) for those services. Brillian now wishes to perform those services solely by itself. As a result Brillian’s annual Base Sublease Rent of $202,884 shall be reduced to $167,884. Brillian’s monthly installments shall be reduced from $16,907 to $13,990.33.

2. Exhibit D (“Building Services”)

     Line item Number 1 described as, “Salaries, Benefits, Taxes,” shall be deleted in its entirety.

3. Modification of Agreement

     To the extent that this Amendment No. 1 conflicts with the Restated Agreement, this Amendment No. 1 shall control. Otherwise, the Restated Agreement and this Amendment No. 1 will be considered as one document, and all other terms and conditions in the Restated Agreement shall remain applicable.

     The parties hereto have executed this Amendment as of the day and year first above written.

THREE-FIVE SYSTEMS, INC.		BRILLIAN CORPORATION

By:	/s/ George Pisaruk	Name:	/s/ Korbi McDonald

Name: George Pisaruk		Address: 1600 N. Desert Drive, Tempe, AZ 85281
Its: General Counsel		Date: 8/12/04

2